Exhibit 10.1

TERMINATION AMENDMENT

JONES ENERGY, LLC EXECUTIVE DEFERRAL PLAN

WHEREAS, Jones Energy, Inc., a Delaware corporation (the “Company”), has previously established and maintains the Jones Energy, LLC Executive Deferral Plan (the “Plan”); and

WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the right to amend or terminate the Plan at any time by action of the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company; and

WHEREAS, the Compensation Committee has taken all necessary action to terminate the Plan effective as of December 12, 2018, subject to approval of this amendment;

NOW, THEREFORE, effective as of December 12, 2018, the Plan is amended as follows:

1.                                      Effective as of December 12, 2018 (the “Termination Date”), the Plan shall be irrevocably terminated, and no further accruals or contributions shall be made under the Plan on or after the Termination Date and all accrued and unpaid benefits of the Participants as of the Termination Date shall be distributed to Participants.

2.                                      Effective as of the Termination Date, Article 7 of the Plan is hereby amended to add the following new Section 7.4 to read as follows:

“7.4                         Plan Termination.  Notwithstanding any Plan provision to the contrary, effective as of December 12, 2018 (the “Termination Date”), the Plan is irrevocably terminated.  Each Participant’s accrued and unpaid benefits under the Plan as of the Termination Date shall (i) be fully vested and (ii) be paid to such Participant (or, if applicable, the Participant’s Beneficiaries) in the form of a single lump sum payment following the Termination Date, as determined by the Company.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, each of which shall be deemed an original but all of which shall constitute but one and the same instrument which may be sufficiently evidenced by an executed copy hereof, this 25th day of January 2019, but effective as of the date set forth herein.

JONES ENERGY, INC.

By:	/s/ Carl F.Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer